UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report: May 31, 2012

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

11465 SUNSET HILLS ROAD, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The description of the Loan Agreement described below under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 30, 2012, Comstock Homebuilding Companies, Inc. (the “Company”), through its subsidiaries Comstock Potomac Yard, L.C. and Comstock Penderbrook, L.C. (collectively, the “Borrower”), entered into a loan agreement (“Loan Agreement”) with Eagle Bank (“Lender”) pursuant to which the Borrower secured a Nine Million Nine Hundred and Sixty Thousand Dollar ($9,960,000) loan with a twenty-seven month term (the “New Loan”) to refinance the Company’s Eclipse on Center Park condominium project in Arlington, Virginia and the Penderbrook Square condominium project in Fairfax, Virginia (the “Project”). Proceeds from the New Loan to the Borrower were primarily utilized to (i) pay off existing indebtedness owed to BCL Penderbrook, LLC and BCL Eclipse, LLC, affiliates of SunBridge Capital Management, LLC, in advance of their October 5, 2014 and July 12, 2014 maturity dates, (ii) pay for expenses associated with the New Loan, and (iii) for general corporate purposes.

Under the terms of the Loan Agreement, the New Loan provides for an initial floating interest rate of LIBOR plus three percent (3%) with an interest rate floor of five and a half percent (5.5%). The Borrower is required to make monthly payments of interest only to Lender, to the extent not offset by an interest reserve of Five Hundred Thousand Dollars ($500,000) initially set aside for the benefit of Borrower, and a minimum principal curtailment payment of Four Million Nine Hundred and Eighty Thousand Dollars ($4,980,000) no later than twelve (12) months following the closing of the New Loan. The New Loan also has a sales covenant requiring Borrower to sell a minimum of six (6) units every six (6) months, on a cumulative basis and a minimum liquidity covenant requiring the Company to maintain unrestricted cash equal to the lesser of (i) Three Million Five Hundred Thousand Dollars ($3,500,000), or (ii) thirty-five percent (35%) of the outstanding balance of the New Loan, measured on a quarterly basis. There is no prepayment penalty associated with the New Loan, which is secured by a first deed of trust on the property and fully guaranteed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente,
Chief Executive Officer